Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Glenn Darden, Philip W. Cook and John C. Cirone, and each of them, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign on his or her behalf, as a director or officer, or both, as the case may be, of Quicksilver Resources Inc., a Delaware corporation (the “Corporation”), a Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended, of the offer and sale by the Corporation of an indeterminate principal amount or number of senior or subordinated debt securities, common stock, preferred stock, either separately or represented by depositary shares, warrants and purchase contracts, as well as units that include any of these securities or securities of other entities, and to sign any or all amendments and any or all post-effective amendments to the Registration Statement, whether on Form S-3 or otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys or attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Dated: December 22, 2005

/s/ Thomas F. Darden	/s/ Glenn Darden

Thomas F. Darden	Glenn Darden

/s/ Philip Cook	/s/ D. Wayne Blair

Philip W. Cook	D. Wayne Blair

/s/ James A. Hughes	/s/ Steven M. Morris

James A. Hughes	Steven M. Morris

/s/ W. Yandell Rogers, III	/s/ Anne Self

W. Yandell Rogers, III	Anne Darden Self

/s/ Mark J. Warner

Mark J. Warner